UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2005

ECC CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32430	84-1642470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1833 Alton Parkway, Irvine, California	92606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 856-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 18, 2005, Encore Credit Corp., a direct wholly owned subsidiary of the registrant (“Encore”), Bravo Credit Corporation, an indirect wholly owned subsidiary of the registrant (“Bravo”), and the registrant entered into a $300 million Master Repurchase Agreement with Credit Suisse First Boston Mortgage Capital LLC (the “CSFB Master Repurchase Agreement”). The CSFB Master Repurchase Agreement expires on January 13, 2006. The CSFB Master Repurchase Agreement is filed as Exhibit 10.1.

On February 18, 2005, Encore, Bravo and the registrant entered into a $250 million Amended and Restated Master Repurchase Agreement with IXIS Real Estate Capital Inc. (the “IXIS Amended and Restated Master Repurchase Agreement”). The purpose of the IXIS Amended and Restated Master Repurchase Agreement was to amend the Master Repurchase Agreement, dated as of June 30, 2004, as amended, by and between IXIS Real Estate Capital Inc., formerly known as CDC Mortgage Capital Inc., and Encore, in order to provide for the corporate reorganization and the registrant’s real estate investment trust requirements. The IXIS Amended and Restated Master Repurchase Agreement expires on June 29, 2005. The IXIS Amended and Restated Master Repurchase Agreement is filed as Exhibit 10.2.

On February 18, 2005, the registrant entered into an indemnification agreement with each of the following directors and officers of the registrant: Steven G. Holder, Shahid S. Asghar, John Kohler, Roque A. Santi, Steve Szpytek, Greg Lubushkin, James Brazil, Douglas Ingram, William Jacoby and James Rollans. The indemnification agreement provides, in essence, for indemnification against expenses, judgments, fines and settlements in connection with covered threatened or pending litigation, inquiries or investigations that arise out of the director or officer’s acts or omissions in his or her capacity as a director or officer of the registrant. The form of Indemnification Agreement is filed as Exhibit 10.3.

On February 23, 2005, Encore, Bravo, the registrant and Countrywide Warehouse Lending entered into Amendment No. 10 to Commitment Letter (“Amendment No. 10”). The purpose of Amendment No. 10 was to amend the Renewal of Commitment Letter, dated as of November 14, 2003, in order to extend the termination date from February 28, 2005 to April 30, 2005. In addition, Amendment No. 10 temporarily increased the overall credit facility to $1.4 billion through March 8, 2005, amended and restated the “Credit Off Feature” section and added a new section entitled “Additional Rights of Buyer.” Amendment No. 10 is filed as Exhibit 10.4.

Item 3.02.	Unregistered Sale of Equity Securities.

On February 18, 2005, the registrant completed the private placement of 3,940,110 shares of its common stock to Friedman, Billings, Ramsey Group, Inc. for $6.345 per share, or an aggregate purchase price of approximately $24,999,998. Also on February 18, 2005, the registrant completed the private placement of 131,250 shares of its common stock to Milestone Advisors LLC. These shares were issued in consideration for financial advisory services provided by Milestone Advisors LLC. These shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

In connection with these sales and issuances of these shares, the registrant entered into a Registration Rights Agreement with Friedman, Billings, Ramsey Group, Inc. and Milestone Advisors LLC (the “Registration Rights Agreement”). The Registration Rights Agreement provides, among other things, that the registrant will prepare and file with the Securities and Exchange Commission, as soon as practicable after February 14, 2006, a registration statement on Form S-3 relating to the offer and sale of the of these shares.

Item 8.01.	Other Events.

On February 18, 2005, the registrant closed its initial public offering of 57,189,693 shares of common stock priced at $6.75 per share. Of the 57,189,693 shares sold in this offering, 52,500,000 shares were sold by the registrant and 4,689,693 shares were sold by selling stockholders. Proceeds to the registrant, net of the underwriting discount, were $333,112,500.

The registrant granted the underwriters of the offering the option to purchase up to 8,578,454 additional shares of common stock to cover over-allotments.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Master Repurchase Agreement, dated as of February 18, 2005, by and among Encore Credit Corp., ECC Capital Corporation, Bravo Credit Corporation and Credit Suisse First Boston Mortgage Capital LLC.

10.2	Amended and Restated Master Repurchase Agreement, dated as of February 18, 2005, by and among Encore Credit Corp., ECC Capital Corporation, Bravo Credit Corporation and IXIS Real Estate Capital Inc.

10.3	Form of Indemnification Agreement.

10.4	Amendment No. 10 to Renewal of Commitment Letter, dated as of February 23, 2005, by and among Countrywide Warehouse Lending, Encore Credit Corp., Bravo Credit Corporation and ECC Capital Corporation.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECC CAPITAL CORPORATION

February 25, 2005	By:	/s/ Shahid S. Asghar
Shahid S. Asghar President and Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Master Repurchase Agreement, dated as of February 18, 2005, by and among Encore Credit Corp., ECC Capital Corporation, Bravo Credit Corporation and Credit Suisse First Boston Mortgage Capital LLC.

10.2	Amended and Restated Master Repurchase Agreement, dated as of February 18, 2005, by and among Encore Credit Corp., ECC Capital Corporation, Bravo Credit Corporation and IXIS Real Estate Capital Inc.

10.3	Form of Indemnification Agreement.

10.4	Amendment No. 10 to Renewal of Commitment Letter, dated as of February 23, 2005, by and among Countrywide Warehouse Lending, Encore Credit Corp., Bravo Credit Corporation and ECC Capital Corporation.